Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [●], 2026, by and among (i) APEX Tech Acquisition Inc., a Cayman Islands exempted company (the “Purchaser”), (ii) Apex Innovation Acquisition Corp., a Delaware corporation, in its capacity as the sponsor of the Purchaser and as the Purchaser Representative under the Merger Agreement (the “Sponsor”), and (iii) the Significant Company Holder listed on the signature pages hereto (the “Shareholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Shareholder is a Significant Company Holder and owns certain shares of Company Stock, which, pursuant to the terms of the Merger Agreement, will be converted into the right to receive shares of Purchaser Common Stock in connection with the Merger.

WHEREAS, on the date hereof, the Purchaser, APEX Tech Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), the Sponsor, Korai Flix, Inc., a Delaware corporation (the “Company”), and Mr. Hongdae Lee (the “Company Representative”) entered into that certain Agreement and Plan of Merger, dated as of October [●], 2026 (as amended, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein: (a) prior to the Effective Time, the Purchaser will continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Conversion”), and (b) at the Effective Time, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and each share of Company Stock being converted into the right to receive the Merger Consideration (the Conversion and the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of the shares of Purchaser Common Stock held by the Shareholder immediately after the Closing, including the shares to be received by the Shareholder as Merger Consideration and, if applicable, the shares issued pursuant to Section 1.9(d) of the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the Purchaser (acting by its board of directors) and the Sponsor, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, shares of Purchaser Common Stock (the “Purchaser Shares”) or any rights, options, warrants or other securities convertible into or exercisable or exchangeable for any Purchaser Shares (the “Purchaser Share Convertible Securities”), in each case held by it immediately after the Closing, as well as any Purchaser Shares issuable upon the exercise of any such Purchaser Share Convertible Securities (collectively, the “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Subject Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the Closing Date until, (x) with respect to the 35,000 Purchaser Shares to be issued to the Company Representative in accordance with Section 1.9(d) of the Merger Agreement, the date that is twelve (12) months immediately after the Closing Date, and (y) with respect to other Subject Securities, the date that is six (6) months immediately after the Closing Date; provided that the Lock-Up Period shall expire on such earlier date on which the Purchaser completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Purchaser’s shareholders having the right to exchange their Purchaser Shares or other equity securities of the Purchaser for cash, securities or other property, and following which the stockholders of the Purchaser immediately prior to such transaction cease to hold a majority of the voting power of the Purchaser or the surviving or successor entity.

Without limiting the generality of Section 1, during the Lock-Up Period, the Shareholder shall not, directly or indirectly, (a) pledge, hypothecate, or grant any security interest in any Subject Securities to any person (including in connection with any margin loan or similar financing arrangement), (b) enter into any prepaid variable forward contract, equity swap, collar, or other derivative transaction with respect to any Subject Securities, or (c) write or purchase any put or call option or enter into any other hedging or monetization transaction with respect to any Subject Securities. Any violation of this paragraph shall be deemed a Transfer in violation of Section 1.

2.	The restrictions set forth in Section 1 shall not apply to:

(i)	if the Shareholder is not an individual, in the case of an entity, Transfers to a shareholder, partner, member or direct or indirect affiliate (within the meaning set forth in Rule 405 under the Securities Act) of the Shareholder;

(ii)	if the Shareholder is an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is the Shareholder or a member of the Shareholder’s immediate family, or to a charitable organization;

(iii)	if the Shareholder is an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	if the Shareholder is an individual, Transfers pursuant to a qualified domestic relations order;

(v)	if the Shareholder is an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)	[Reserved];

(vii)	Transfers to the Purchaser pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of the Shareholder’s shares in the Company or other securities convertible into or exercisable or exchangeable for shares in the Company in connection with the termination of the Shareholder’s service to the Company; and

(viii)	Transfers pursuant to transactions in the event of completion of a liquidation, merger, stock exchange or other similar transactions which results in all of the Purchaser’s shareholders having the right to exchange their Purchaser Shares for cash, securities or other property;

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 2, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended. The Shareholder shall provide prior written notice to the Purchaser and the Sponsor of any Transfer made pursuant to the foregoing exceptions at least five (5) Business Days prior to such Transfer, and any Transfer in violation of this Agreement shall be void and of no effect.

3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof. The Shareholder further represents and warrants that, when the Subject Securities are issued to the Shareholder, the Shareholder will have, and, except as contemplated by Sections 1 and 2 above, will retain for the duration of the Lock-Up Period good and marketable title to its Subject Securities, free and clear of all liens, encumbrances, and claims whatsoever (other than arising or as expressly permitted under this Agreement or under applicable securities laws)

4. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all of the parties (including, for the avoidance of doubt, the Purchaser); and no waiver of, or consent to departure from, any provision of this Agreement shall be effective unless in writing and signed by the Purchaser and the Sponsor.

5. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Shareholder and each of its respective successors, heirs and assigns and permitted transferees.

6. The Shareholder hereby authorizes the Purchaser to cause its transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, the Subject Securities for which the Shareholder is the record holder, and, in the case of Subject Securities for which the Shareholder is the beneficial but not the record holder, the Shareholder agrees to cause the record holder of such Subject Securities to cause the transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, such Subject Securities, in each case to the extent consistent with and for the period of the restrictions on transfer contemplated by this Agreement. The Purchaser shall cause each certificate (or book-entry position) representing any Subject Securities to be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE ISSUER.”

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Section 9.4 (Governing Law; Jurisdiction) of the Merger Agreement shall apply mutatis mutandis hereunder.

8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof, and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity, including injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without the necessity of proving actual damages or posting any bond or other security.

10. This Agreement shall become effective as of the Closing and shall terminate upon expiration of the Lock-Up Period.

11. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[remainder of page intentionally left blank]

SIGNIFICANT COMPANY HOLDER:
[NAME OF SIGNIFICANT COMPANY HOLDER]

By:
Name:
Title:
Address:

[Signature Page to Lock-up Agreement]

PURCHASER:
APEX TECH ACQUISITION INC.

By:
Name:	Florence Ng
Title:	Chief Executive Officer
Address: 13501 Katy Freeway, Houston, TX 77079

[Signature Page to Lock-up Agreement]

SPONSOR:
APEX INNOVATION ACQUISITION CORP.

By:
Name:	Shaoren Liu
Title:	Director
Address: 13501 Katy Freeway, Houston, TX 77079

[Signature Page to Lock-up Agreement]